As filed with the Securities and Exchange Commission on April 17, 1998.
                                                       Registration No. 33-93768


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                        POST EFFECTIVE AMENDMENT NO. 1
                                      TO
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933


                                 LYDALL, INC.
              (Exact name of issuer as specified in its charter)

                 Delaware                               0865505
     (State or other jurisdiction of               (I.R.S. Employer
      incorporation or organization)            Identification Number)

             One Colonial Road
           Manchester, CT  06040                         06040
  (Address of Principal Executive Offices)             (Zip Code)

              LYDALL, INC. 1992 STOCK INCENTIVE COMPENSATION PLAN
                           (Full title of the plan)

                                 Mary Tremblay
                             Counsel and Secretary
                                 Lydall, Inc.
                               One Colonial Road
                             Manchester, CT  06040
                                (860) 646-1233
           (Name, address and telephone number of agent for service)


                        CALCULATION OF REGISTRATION FEE
========================================================================================
                                         Proposed          Proposed
Title of                                 Maximum           Maximum
Securities             Amount            Offering          Aggregate        Amount of
to be                  to be             Price             Offering         Registration
Registered             Registered(1)     Per Share (2)     Price(2)         Fee(2)
----------------------------------------------------------------------------------------
Common
Stock, $.10 par value
per share              840,000 shares      $18.00          $15,120,000.00   $4,460.40
========================================================================================

     (1) The registration statement also includes an indeterminable number of additional shares that may become issuable as a result of terminated, expired, forfeited or surrendered awards respecting Common Stock, or pursuant to the antidilution adjustment provisions of the plan.

     (2) In accordance with Rule 457 calculated on the basis of the average of the high and low prices for the Common Stock on the New York Stock Exchange on April 13, 1998.

                    The Exhibit Index is located at page 4.
                              Page 1 of 4 pages.

                     INCORPORATION OF CONTENTS OF EARLIER
                      REGISTRATION STATEMENT BY REFERENCE


        The purpose of this Post-Effective Amendment No. 1 is to register 840,000 additional shares of the Registrant's Common Stock, $.10 par value per share, in connection with the Registrant's 1992 Stock Incentive Compensation Plan. Pursuant to General Instruction E of Form S-8 the contents of the Registrant's Registration Statement (Registration No. 33-93768) on Form S-8 filed with the Commission on June 20, 1995, are incorporated herein by reference.

                                  SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement or Amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in Manchester, Connecticut, on April 17, 1998.


                                        LYDALL, INC.


                                        By: /s/ Leonard R. Jaskol
                                           ------------------------------
                                           Leonard R. Jaskol
                                           Chairman and Chief Executive Officer



        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or Amendment thereto has been signed by the following persons in the capacities and on the dates indicated.

      Signature                           Title                                 Date
      ---------                           -----                                 ----
 /s/ Leonard R. Jaskol                 Chief Executive                    April 17, 1998
-----------------------------------
 Leonard R. Jaskol                     Officer and Director
                                       (Principal Executive Officer)


 /s/ John E. Hanley                    Vice President - Finance           April 17, 1998
-----------------------------------
 John E. Hanley                        and Treasurer (Principal
                                       Financial Officer and
                                       Principal Accounting Officer)


 /s/ Mary Tremblay                                                        April 17, 1998
-----------------------------------
 Mary Tremblay
Attorney-in-fact for:

Lee A. Asseo            Director
Paul S. Buddenhagen     Director
Samuel P. Cooley        Director
W. Leslie Duffy         Director        (Constituting a majority of
William P. Lyons        Director        the Board of Directors)
Joel Schiavone          Director
Roger M. Widmann        Director
Albert E. Wolf          Director

                                 EXHIBIT INDEX



       No.                     Description
       --                      -----------

      4.1               Amended and Restated Certificate
                        of Incorporation of the Company*

      4.2               By-laws of the Company*

      4.3               Lydall, Inc. 1992 Stock Incentive
                        Compensation Plan

      5                 Opinion of Murtha, Cullina,
                        Richter and Pinney LLP

     23.1               Consent of Coopers & Lybrand
                        LLP

     23.2               Consent of Murtha, Cullina,
                        Richter and Pinney LLP contained
                        in their opinion filed as Exhibit 5

     24                 Power of Attorney*




* Previously filed.